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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      Anworth Mortgage Asset Corporation
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            (Exact Name of Registrant as Specified in Its Charter)

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
                 Maryland                                                  52-2059785
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      (State of Incorporation or Organization)               (I.R.S. Employer Identification no.)

      1299 Ocean Avenue, Santa Monica, CA                                    90401
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      (Address of Principal Executive Offices)                             (Zip Code)


 If this form relates to the registration                  If this form relates to the registration of a
 of a class of securities pursuant to                      class of securities pursuant to Section 12(g)
 Section 12(b) of the Exchange Act and                     of the Exchange Act and is effective pursuant
 is effective pursuant to General                          to General Instruction A.(d), please check the
 Instruction A.(c), please check the                       following box. [_]
 following box. [_]

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
Securities Act registration statement file number to which this form relates:            333-38641
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                                                                                     (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:
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                Title of Each Class                          Name of Each Exchange on Which
                to be so Registered                          Each Class is to be Registered
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
  Common Stock, par value $.01 per share                        American Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of Class)
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Item I.  Description of Registrant's Securities to be Registered
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         Incorporated herein by reference is the description of the Registrant's
         Common Stock, par value $.01 per share, under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-11 filed on with the Securities and Exchange Commission on October 24, 1997 (File No. 333-38641), as amended (the "Registration Statement"). Additional information relating to the Registrant's Common Stock is incoporated herein by reference to sections of the Registration Statement under the caption "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

Item 2.  Exhibits
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         The following exhibits are filed as a part of this registration statement:

         1. *   Registrant's Amended Charter;

         2. **  Registrant's By laws;

         3. *** Specimen certificate for Registrant's Common Stock.


__________________
*    Incorporated by reference to Exhibit 3.1 to the Registration Statement.

**   Incorporated by reference to Exhibit 3.2 to the Registration Statement.

***  Incorporated by reference to Exhibit 4.1 to the Registration Statement.

                              SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         ANWORTH MORTGAGE ASSET CORPORATION
                         (Registrant)

Dated:  December 12, 1997    By:   /s/ Joseph Lloyd McAdams, Jr.
                                   -----------------------------
                                   Name: Joseph Lloyd McAdams, Jr.
                                   Title:  Chairman, President and
                                           Chief Executive Officer

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